Sabre highlights bookings improvement, announces PSS wins and reports second quarter 2021 results

Second quarter 2021 business overview:
•Improvement in bookings environment accelerated during the quarter despite the ongoing impact of the COVID-19 pandemic
•Sabre's net air bookings exited the second quarter with June at 51% of 2019 levels, a 17 percentage point sequential improvement from March
•Strongest improvement was in global hotel bookings and air bookings in Sabre's largest region, North America
•Announced SabreSonic passenger service system wins, representing nearly 40 million passengers boarded based on 2019 levels
•Progressed on technology transformation milestones and now have all Sabre air shopping in public cloud environments
•Ended the quarter with cash balance of $1.1 billion

Second quarter 2021 summary:
•Earnings metrics significantly improved versus prior year; revenue and Adjusted EBITDA came in at the high end and above guidance, respectively
•Second quarter revenue totaled $420 million
•Net loss attributable to common stockholders of $251 million, or $0.79 per share
•Adjusted EPS totaled ($0.52)

SOUTHLAKE, Texas – August 3, 2021 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2021.

"As the industry recovers from COVID-19, travel volume trends continued to improve across Distribution, IT Solutions and Hospitality Solutions. In the second quarter, recovery trends accelerated and showed the strongest sequential improvement since the third quarter of 2020. The strongest recovery remains in US domestic leisure bookings. Since North America is our largest region, our bookings recovery outpaced the overall GDS industry. We continue to believe there is pent up demand for travel and that recovery will accelerate," said Sean Menke, President and CEO.

"In spite of the COVID-19 pandemic, we are gaining commercial momentum. We announced important SabreSonic PSS wins that represent nearly 40 million annual passengers boarded, based on 2019 levels. We believe these are important proof points that our technology solutions and strategy are resonating with customers. As we continue our technology transformation and strategic partnership with Google, and as the travel environment improves, we believe Sabre is well positioned."

Q2 2021 Financial Summary

Sabre consolidated second quarter revenue totaled $420 million, a significant improvement versus revenue of $83 million in the second quarter of 2020, when the COVID-19 pandemic caused an unprecedented disruption in global travel. The increase in revenue versus the prior year quarter was driven by continued gradual recovery in global air, hotel and other travel bookings.

Operating loss was $180 million, a significant improvement versus an operating loss of $384 million in the second quarter of 2020. The improvement in operating results was driven by increased revenue due to continued gradual recovery from the COVID-19 pandemic, a $49 million decline in restructuring charges related to severance benefits in the prior year quarter, lower depreciation and amortization and a decrease in the provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs due to volume recovery trends and a $11 million increase in costs related to legal matters. In the second quarter of 2020, temporary cost measures, such as furloughs, were put in place to partially mitigate the unprecedented impact of the COVID-19 pandemic on the business. Accordingly, labor and professional service expenses also increased compared to the prior year quarter.

Net loss attributable to common stockholders totaled $251 million, versus a net loss of $443 million in the second quarter of 2020. Diluted net loss attributable to common stockholders per share totaled $0.79, versus diluted net loss attributable to common stockholders per share of $1.60 in the second quarter of 2020. The improvement in net income attributable to common stockholders was driven by the items impacting operating loss described above, partially offset by higher interest expense.

Adjusted EBITDA was negative $70 million, an improvement versus Adjusted EBITDA of negative $229 million in the second quarter of 2020. The improvement in Adjusted EBITDA was driven by increased revenue due to continued gradual recovery from the COVID-19 pandemic and a decrease in the provision for expected credit losses. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs due to volume recovery trends. Labor and professional service expenses also increased compared to the prior year quarter in connection with the temporary cost measures implemented in the second quarter 2020 as discussed above.

Adjusted Operating Loss was $122 million, versus Adjusted Operating Loss of $307 million in the second quarter of 2020. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.52), versus ($1.29) in the second quarter of 2020.

With regards to Sabre's second quarter 2021 cash flows (versus prior year):
•Cash used in operating activities totaled $141 million (vs. $435 million used in)
•Cash used in investing activities totaled $1 million (vs. $11 million used in)
•Cash used in financing activities totaled $20 million (vs. $1,070 million provided by)
•Capitalized expenditures totaled $11 million (vs. $11 million)

Free Cash Flow was negative $152 million, an improvement of 66% versus Free Cash Flow of negative $446 million in the second quarter of 2020.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2021	2020	% Change (B/W)	2021	2020	% Change (B/W)
Total Company:
Revenue	$419,668	$83,044	405	$747,152	$742,021	1
Operating Loss	$(180,370)	$(384,070)	53	$(382,923)	$(535,481)	28
Net loss attributable to common stockholders(2)	$(251,282)	$(442,570)	43	$(517,388)	$(655,250)	21
Diluted net loss attributable to common stockholders per share (EPS)(2)	$(0.79)	$(1.60)	50	$(1.62)	$(2.38)	32
Net Loss Margin(2)	(59.9)%	(532.9)%		(69.2)%	(88.3)%
Adjusted EBITDA(1)	$(70,458)	$(229,364)	69	$(179,958)	$(223,174)	19
Adjusted EBITDA Margin(1)	(16.8)%	(276.2)%		(24.1)%	(30.1)%
Adjusted Operating Loss(1)	$(121,752)	$(306,809)	60	$(288,254)	$(379,679)	24
Adjusted Net Loss(1), (2)	$(167,772)	$(356,320)	53	$(396,046)	$(436,296)	9
Adjusted EPS(1), (2)	$(0.52)	$(1.29)	60	$(1.24)	$(1.59)	22
Cash used in operating activities	$(141,057)	$(435,467)	68	$(338,460)	$(395,036)	14
Cash (used in) provided by investing activities	$(771)	$(10,896)	93	$7,634	$(43,746)	NM
Cash (used in) provided by financing activities	$(20,399)	$1,070,047	NM	$(44,620)	$1,308,193	NM
Capitalized expenditures	$(10,805)	$(10,896)	1	$(17,240)	$(39,333)	56
Free Cash Flow(1)	$(151,862)	$(446,363)	66	$(355,700)	$(434,369)	18
Net Debt (total debt, less cash)	$3,662,764	$3,510,798
Net Debt / LTM Adjusted EBITDA(1)	NM	NM

Travel Solutions:
Revenue	$373,385	$56,262	564	$662,260	$663,850	—
Operating Loss	$(67,812)	$(251,141)	73	$(173,034)	$(261,062)	34
Adjusted Operating Loss(1)	$(67,182)	$(251,640)	73	$(173,315)	$(262,247)	34
Distribution Revenue	$218,245	$(47,949)	555	$370,026	$346,589	7
Total Bookings	56,832	(7,302)	878	95,775	78,451	22
Air Bookings	51,084	(8,923)	672	86,373	63,900	35
Lodging, Ground and Sea Bookings	5,748	1,621	255	9,402	14,551	(35)
IT Solutions Revenue	$155,140	$104,211	49	$292,234	$317,261	(8)
Passengers Boarded	103,651	19,799	424	178,840	187,174	(4)

Hospitality Solutions:
Revenue	$50,751	$29,002	75	$92,966	$88,239	5
Operating Loss	$(8,521)	$(19,409)	56	$(22,108)	$(35,866)	38
Adjusted Operating Loss(1)	$(8,521)	$(19,409)	56	$(22,108)	$(35,866)	38
Central Reservation System Transactions	24,039	11,094	117	41,599	32,113	30

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.
(2)In January 2021, a new accounting standard was retroactively adopted which resulted in recast interest expense, income taxes and net loss for the three and six months ended June 30, 2020.

Travel Solutions

Second quarter 2021 results (versus prior year):
•Travel Solutions revenue totaled $373 million, a significant improvement versus $56 million in the second quarter of 2020, when the COVID-19 pandemic caused an unprecedented disruption in global travel. The increase in revenue versus the prior year quarter was driven by continued gradual recovery in global air and other travel bookings.
•Operating loss totaled $68 million, a significant improvement versus operating loss of $251 million in the second quarter of 2020. The improvement in operating results was driven by increased revenue, lower depreciation and amortization and a decrease in the provision for expected credit losses. These impacts were partially offset by increased incentive expenses due to volume recovery trends. Labor and professional service expenses also increased compared to the prior year quarter in connection with the temporary cost measures implemented in the second quarter 2020 as discussed above.
•Distribution revenue totaled $218 million, a significant improvement versus revenue of negative $48 million in the second quarter of 2020, when the unprecedented disruption in global travel driven by the COVID-19 pandemic and significant cancellation activity resulted in a negative bookings environment. The increase in revenue was driven by continued gradual recovery in bookings and a favorable comparison to significant cancellation activity in the prior year quarter.
◦Global bookings, net of cancellations, totaled 57 million, representing a decline of 60% vs. 2019.
◦The booking environment steadily improved over the quarter. Net air bookings declined 65%, 62% and 49% in April, May and June versus the same months in 2019, respectively.
◦The recovery continued to be led by US domestic leisure bookings, which generate lower than average unit revenue and profit.
•IT Solutions revenue totaled $155 million, an improvement versus revenue of $104 million in the second quarter of 2020, when the COVID-19 pandemic caused an unprecedented disruption in passengers boarded and the global airline industry. Reservations revenue increased versus the prior year quarter due to continued gradual recovery in passengers boarded, partially offset by dilution in rate due to revenue that does not fluctuate with volumes. Commercial and Operations revenue increased versus the prior year quarter due to continued gradual recovery in the existing airline customer base and license fee revenue from new implementations.
◦Airline passengers boarded totaled 104 million, representing a decline of 43% vs. 2019.

Hospitality Solutions

Second quarter 2021 results (versus prior year):
•Hospitality Solutions revenue totaled $51 million, an improvement versus revenue of $29 million in the second quarter of 2020, when the COVID-19 pandemic caused an unprecedented disruption in hotel central reservation system transactions. The increase in revenue was driven by continued gradual recovery in central reservation system transactions and increased Digital Experience revenue. These impacts were partially offset by dilution in rate from the prior year due to revenue that does not fluctuate with volumes.
◦Central reservation system transactions totaled 24 million, representing a decline of 17% vs. 2019.
•Operating loss was $9 million, an improvement versus operating loss of $19 million in the second quarter of 2020. The improvement in operating results was driven by increased revenue, partially offset by increased transaction-related costs due to volume recovery trends. Labor and professional service expenses also increased compared to the prior year quarter in connection with the temporary cost measures implemented in the second quarter 2020 as discussed above.

Business Outlook

Given the ongoing magnitude and the uncertainty related to the COVID-19 pandemic and its economic effects, Sabre has not given guidance at this time.

Conference Call

Sabre will conduct its second quarter 2021 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com, and intend to post important information for investors on our Twitter account, @Sabre_Corp. We intend to use the Investor Relations section of our website and our Twitter account as means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website and our Twitter account, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website or our Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss from continuing operations per share

("Adjusted EPS"), Free Cash Flow, Net Debt / LTM Adjusted EBITDA and the ratios based on these financial measures.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "expect," "believe," "position," "future," "trend," "pipeline," "opportunity," "plan," "guidance," "outlook," "anticipate," "will," "forecast," "continue," "strategy," "estimate," "project," "may,” “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic, including any variants, and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effectiveness and rate of vaccinations, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including the impact of changes in these transaction volumes from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, the execution, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit", risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards and tax-related matters. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on May 4, 2021, in our Annual Report on Form 10-K filed with the SEC on February 25, 2021 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
Kristin.Hays@sabre.com
sabrenews@sabre.com

Investors
Kevin Crissey
Kevin.Crissey@sabre.com
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$419,668	$83,044	$747,152	$742,021
Cost of revenue, excluding technology costs	179,821	61,227	326,582	342,642
Technology costs	261,217	282,103	513,880	607,475
Selling, general and administrative	159,000	123,784	289,613	327,385
Operating loss	(180,370)	(384,070)	(382,923)	(535,481)
Other income (expense):
Interest expense, net	(64,272)	(55,931)	(128,373)	(93,373)
Equity method income (loss)	630	(499)	(281)	(1,185)
Other, net	(3,199)	(6,098)	8,432	(53,584)
Total other expense, net	(66,841)	(62,528)	(120,222)	(148,142)
Loss from continuing operations before income taxes	(247,211)	(446,598)	(503,145)	(683,623)
(Benefit) provision for income taxes	(1,897)	(4,629)	2,100	(31,883)
Loss from continuing operations	(245,314)	(441,969)	(505,245)	(651,740)
Loss from discontinued operations, net of tax	(81)	(672)	(344)	(2,798)
Net loss	(245,395)	(442,641)	(505,589)	(654,538)
Net income (loss) attributable to noncontrolling interests	459	(71)	943	712
Net loss attributable to Sabre Corporation	(245,854)	(442,570)	(506,532)	(655,250)
Preferred stock dividends	5,428	—	10,856	—
Net loss attributable to common stockholders	$(251,282)	$(442,570)	$(517,388)	$(655,250)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.79)	$(1.60)	$(1.62)	$(2.37)
Loss from discontinued operations	—	—	—	(0.01)
Net loss per common share	$(0.79)	$(1.60)	$(1.62)	$(2.38)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.79)	$(1.60)	$(1.62)	$(2.37)
Loss from discontinued operations	—	—	—	(0.01)
Net loss per common share	$(0.79)	$(1.60)	$(1.62)	$(2.38)
Weighted-average common shares outstanding:
Basic	319,755	275,693	318,700	274,865
Diluted	319,755	275,693	318,700	274,865

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$1,122,114	$1,499,665
Accounts receivable, net of allowance for credit losses of $84,829 and $96,150	330,355	255,468
Prepaid expenses and other current assets	146,757	132,972
Total current assets	1,599,226	1,888,105
Property and equipment, net of accumulated depreciation of $2,007,560 and $1,995,409	293,488	363,491
Equity method investments	23,063	24,265
Goodwill	2,625,628	2,636,546
Acquired customer relationships, net of accumulated amortization of $772,320 and $761,335	273,548	289,150
Other intangible assets, net of accumulated amortization of $732,525 and $714,095	202,712	222,216
Deferred income taxes	18,615	24,181
Other assets, net	572,169	629,768
Total assets	$5,608,449	$6,077,722

Liabilities and stockholders’ (deficit) equity
Current liabilities
Accounts payable	$85,912	$115,229
Accrued compensation and related benefits	118,072	86,830
Accrued subscriber incentives	146,332	100,963
Deferred revenues	103,755	99,470
Other accrued liabilities	179,683	193,383
Current portion of debt	26,032	26,068
Total current liabilities	659,786	621,943
Deferred income taxes	64,014	72,196
Other noncurrent liabilities	342,268	380,621
Long-term debt	4,702,173	4,717,808

Stockholders’ (deficit) equity
Preferred stock, $0.01 par value, 225,000 authorized, 3,340 issued and outstanding as of June 30, 2021 and December 31, 2020; aggregate liquidation value of $334,000 as of June 30, 2021 and December 31, 2020	33	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 345,210 and 338,662 shares issued, 322,365 and 317,297 shares outstanding at June 30, 2021 and December 31, 2020, respectively	3,452	3,387
Additional paid-in capital	3,049,156	2,985,077
Treasury Stock, at cost, 22,845 and 21,365 shares at June 30, 2021 and December 31, 2020, respectively	(497,221)	(474,790)
Accumulated deficit	(2,617,012)	(2,099,624)
Accumulated other comprehensive loss	(106,171)	(135,957)
Non-controlling interest	7,971	7,028
Total stockholders’ (deficit) equity	(159,792)	285,154
Total liabilities and stockholders’ (deficit) equity	$5,608,449	$6,077,722

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2021	2020
Operating Activities
Net loss	$(505,589)	$(654,538)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	140,653	189,815
Stock-based compensation expense	53,904	26,339
Amortization of upfront incentive consideration	30,168	37,289
Gain on sale of investment	(14,532)	—
Deferred income taxes	(7,292)	(44,704)
Amortization of debt discount and issuance costs	6,060	3,795
Pension settlement charge	4,347	—
Provision for expected credit losses	(3,914)	47,727
Dividends received from equity method investments	698	1,652
Loss from discontinued operations	344	2,798
Other	238	2,408
Acquisition termination fee	—	24,811
Changes in operating assets and liabilities:
Accounts and other receivables	(82,477)	178,063
Prepaid expenses and other current assets	(7,301)	2,727
Capitalized implementation costs	(9,105)	(5,698)
Upfront incentive consideration	(2,453)	(25,198)
Other assets	535	20,096
Accrued compensation and related benefits	30,924	16,784
Accounts payable and other accrued liabilities	25,157	(240,231)
Deferred revenue including upfront solution fees	1,175	21,029
Cash used in operating activities	(338,460)	(395,036)
Investing Activities
Proceeds from disposition of investments and assets	24,874	—
Additions to property and equipment	(17,240)	(39,333)
Other investing activities	—	(4,413)
Cash provided by (used in) investing activities	7,634	(43,746)
Financing Activities
Net payment on the settlement of equity-based awards	(22,016)	(5,241)
Payments on borrowings from lenders	(12,590)	(37,905)
Dividends paid on preferred stock	(10,856)	—
Debt prepayment fees and issuance costs	—	(29,473)
Proceeds of borrowings from lenders	—	1,495,000
Payments on Tax Receivable Agreement	—	(71,958)
Cash dividends paid to common shareholders	—	(38,544)
Other financing activities	842	(3,686)
Cash (used in) provided by financing activities	(44,620)	1,308,193
Cash Flows from Discontinued Operations
Cash used in operating activities	(1,158)	(1,802)
Cash used in discontinued operations	(1,158)	(1,802)
Effect of exchange rate changes on cash and cash equivalents	(947)	2,503
(Decrease) increase in cash and cash equivalents	(377,551)	870,112
Cash and cash equivalents at beginning of period	1,499,665	436,176
Cash and cash equivalents at end of period	$1,122,114	$1,306,288

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, operating loss to Adjusted Operating Loss, and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(251,282)	$(442,570)	$(517,388)	$(655,250)
Loss from discontinued operations, net of tax	81	672	344	2,798
Net income (loss) attributable to non-controlling interests(1)	459	(71)	943	712
Preferred stock dividends	5,428	—	10,856	—
Loss from continuing operations	(245,314)	(441,969)	(505,245)	(651,740)
Adjustments:
Acquisition-related amortization(2a)	16,136	16,509	32,357	33,310
Restructuring and other costs(4)	(856)	48,001	(5,991)	73,282
Other, net(3)	3,199	6,098	(8,432)	53,584
Acquisition-related costs(5)	1,709	4,373	2,429	22,200
Litigation costs, net(6)	11,521	115	12,251	1,856
Stock-based compensation	29,478	8,762	53,904	26,339
Tax impact of adjustments(7)	16,355	1,791	22,681	4,873
Adjusted Net Loss from continuing operations	$(167,772)	$(356,320)	$(396,046)	$(436,296)
Adjusted Net Loss from continuing operations per share	$(0.52)	$(1.29)	$(1.24)	$(1.59)
Diluted weighted-average common shares outstanding	319,755	275,693	318,700	274,865

Operating loss	$(180,370)	$(384,070)	$(382,923)	$(535,481)
Add back:
Equity method income (loss)	630	(499)	(281)	(1,185)
Acquisition-related amortization(2a)	16,136	16,509	32,357	33,310
Restructuring and other costs(4)	(856)	48,001	(5,991)	73,282
Acquisition-related costs(5)	1,709	4,373	2,429	22,200
Litigation costs, net(6)	11,521	115	12,251	1,856
Stock-based compensation	29,478	8,762	53,904	26,339
Adjusted Operating Loss	$(121,752)	$(306,809)	$(288,254)	$(379,679)

Loss from continuing operations	$(245,314)	$(441,969)	$(505,245)	$(651,740)
Adjustments:
Depreciation and amortization of property and equipment(2b)	42,916	68,028	91,508	137,541
Amortization of capitalized implementation costs(2c)	8,378	9,417	16,788	18,964
Acquisition-related amortization(2a)	16,136	16,509	32,357	33,310
Restructuring and other costs(4)	(856)	48,001	(5,991)	73,282
Interest expense, net	64,272	55,931	128,373	93,373
Other, net(3)	3,199	6,098	(8,432)	53,584
Acquisition-related costs(5)	1,709	4,373	2,429	22,200
Litigation costs, net(6)	11,521	115	12,251	1,856
Stock-based compensation	29,478	8,762	53,904	26,339
(Benefit) provision for income taxes	(1,897)	(4,629)	2,100	(31,883)
Adjusted EBITDA	$(70,458)	$(229,364)	$(179,958)	$(223,174)

Net loss margin	(59.9)%	(532.9)%	(69.2)%	(88.3)%
Adjusted EBITDA margin	(16.8)%	(276.2)%	(24.1)%	(30.1)%

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash used in operating activities	$(141,057)	$(435,467)	$(338,460)	$(395,036)
Cash (used in) provided by investing activities	(771)	(10,896)	7,634	(43,746)
Cash (used in) provided by financing activities	(20,399)	1,070,047	(44,620)	1,308,193

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Cash used in operating activities	$(141,057)	$(435,467)	$(338,460)	$(395,036)
Additions to property and equipment	(10,805)	(10,896)	(17,240)	(39,333)
Free Cash Flow	$(151,862)	$(446,363)	$(355,700)	$(434,369)

Reconciliation of net loss attributable to common stockholders to Last Twelve Months' (LTM) Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021	Jun 30, 2021	LTM
Net loss attributable to common stockholders	$(309,664)	$(325,091)	$(266,106)	$(251,282)	$(1,152,143)
Loss (income) from discontinued operations, net of tax	533	(6,119)	263	81	(5,242)
Net income attributable to noncontrolling interests(1)	125	363	484	459	1,431
Preferred stock dividends	2,231	5,428	5,428	5,428	18,515
Loss from continuing operations	(306,775)	(325,419)	(259,931)	(245,314)	(1,137,439)
Adjustments:
Acquisition-related amortization(2a)	16,465	16,223	16,221	16,136	65,045
Impairment and related charges	—	8,684	—	—	8,684
Loss on extinguishment of debt	10,333	11,293	—	—	21,626
Restructuring and other costs(4)	947	11,568	(5,135)	(856)	6,524
Other, net(3)	18,431	(5,054)	(11,631)	3,199	4,945
Acquisition-related costs(5)	591	(6,004)	720	1,709	(2,984)
Litigation costs, net(6)	247	(4,022)	730	11,521	8,476
Stock-based compensation	18,566	25,041	24,426	29,478	97,511
Depreciation and amortization of property and equipment(2b)	63,733	59,377	48,592	42,916	214,618
Amortization of capitalized implementation costs(2c)	9,146	8,984	8,410	8,378	34,918
Interest expense, net	64,376	68,043	64,101	64,272	260,792
(Benefit) provision for income taxes	(19,874)	30,745	3,997	(1,897)	12,971
Adjusted EBITDA	$(123,814)	$(100,541)	$(109,500)	$(70,458)	$(404,313)

Net Debt (total debt, less cash)					$3,662,764
Net Debt / LTM Adjusted EBITDA					NM

	Three Months Ended
	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	LTM
Net income (loss) attributable to common stockholders	$63,813	$10,091	$(212,680)	$(442,570)	$(581,346)
Loss from discontinued operations, net of tax	596	1,068	2,126	672	4,462
Net income (loss) attributable to noncontrolling interests(1)	771	665	783	(71)	2,148
Income (loss) from continuing operations	65,180	11,824	(209,771)	(441,969)	(574,736)
Adjustments:
Acquisition-related amortization(2a)	15,976	16,633	16,801	16,509	65,919
Restructuring and other costs(4)	—	—	25,281	48,001	73,282
Other, net(3)	1,769	3,314	47,486	6,098	58,667
Acquisition-related costs(5)	9,696	10,700	17,827	4,373	42,596
Litigation costs, net(6)	(24,179)	(3,224)	1,741	115	(25,547)
Stock-based compensation	17,094	15,802	17,577	8,762	59,235
Depreciation and amortization of property and equipment(2b)	78,060	77,956	69,513	68,028	293,557
Amortization of capitalized implementation costs(2c)	9,579	8,127	9,547	9,417	36,670
Interest expense, net	39,743	39,027	37,442	55,931	172,143
Provision (benefit) for income taxes	7,795	3,543	(27,254)	(4,629)	(20,545)
Adjusted EBITDA	$220,713	$183,702	$6,190	$(229,364)	$181,241

Net Debt (total debt, less cash)					$3,510,798
Net Debt / LTM Adjusted EBITDA					NM

Reconciliation of Adjusted Operating Loss to operating loss in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended June 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(67,182)	$(8,521)	$(46,049)	$(121,752)
Less:
Equity method income	630	—	—	630
Acquisition-related amortization(2a)	—	—	16,136	16,136
Restructuring and other costs(4)	—	—	(856)	(856)
Acquisition-related costs(5)	—	—	1,709	1,709
Litigation costs, net(6)	—	—	11,521	11,521
Stock-based compensation	—	—	29,478	29,478
Operating loss	$(67,812)	$(8,521)	$(104,037)	$(180,370)

Adjusted EBITDA	$(22,618)	$(2,031)	$(45,809)	$(70,458)
Less:
Depreciation and amortization of property and equipment(2b)	37,228	5,448	240	42,916
Amortization of capitalized implementation costs(2c)	7,336	1,042	—	8,378
Acquisition-related amortization(2a)	—	—	16,136	16,136
Restructuring and other costs(4)	—	—	(856)	(856)
Acquisition-related costs(5)	—	—	1,709	1,709
Litigation costs, net(6)	—	—	11,521	11,521
Stock-based compensation	—	—	29,478	29,478
Equity method income	630	—	—	630
Operating loss	$(67,812)	$(8,521)	$(104,037)	$(180,370)
Interest expense, net				(64,272)
Other, net(3)				(3,199)
Equity method income				630
Benefit for income taxes				1,897
Loss from continuing operations				$(245,314)

	Three Months Ended June 30, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(251,640)	$(19,409)	$(35,760)	$(306,809)
Less:
Equity method loss	(499)	—	—	(499)
Acquisition-related amortization(2a)	—	—	16,509	16,509
Restructuring and other costs(4)	—	—	48,001	48,001
Acquisition-related costs(5)	—	—	4,373	4,373
Litigation costs, net(6)	—	—	115	115
Stock-based compensation	—	—	8,762	8,762
Operating loss	$(251,141)	$(19,409)	$(113,520)	$(384,070)

Adjusted EBITDA	$(187,114)	$(8,051)	$(34,199)	$(229,364)
Less:
Depreciation and amortization of property and equipment(2b)	56,241	10,226	1,561	68,028
Amortization of capitalized implementation costs(2c)	8,285	1,132	—	9,417
Acquisition-related amortization(2a)	—	—	16,509	16,509
Restructuring and other costs(4)	—	—	48,001	48,001
Acquisition-related costs(5)	—	—	4,373	4,373
Litigation costs, net(6)	—	—	115	115
Stock-based compensation	—	—	8,762	8,762
Equity method loss	(499)	—	—	(499)
Operating loss	$(251,141)	$(19,409)	$(113,520)	$(384,070)
Interest expense, net				(55,931)
Other, net(3)				(6,098)
Equity method loss				(499)
Benefit for income taxes				4,629
Loss from continuing operations				$(441,969)

	Six Months Ended June 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(173,315)	$(22,108)	$(92,831)	$(288,254)
Less:
Equity method loss	(281)	—	—	(281)
Acquisition-related amortization(2a)	—	—	32,357	32,357
Restructuring and other costs(4)	—	—	(5,991)	(5,991)
Acquisition-related costs(5)	—	—	2,429	2,429
Litigation costs, net(6)	—	—	12,251	12,251
Stock-based compensation	—	—	53,904	53,904
Operating loss	$(173,034)	$(22,108)	$(187,781)	$(382,923)

Adjusted EBITDA	$(79,981)	$(7,691)	$(92,286)	$(179,958)
Less:
Depreciation and amortization of property and equipment(2b)	78,600	12,363	545	91,508
Amortization of capitalized implementation costs(2c)	14,734	2,054	—	16,788
Acquisition-related amortization(2a)	—	—	32,357	32,357
Restructuring and other costs(4)	—	—	(5,991)	(5,991)
Acquisition-related costs(5)	—	—	2,429	2,429
Litigation costs, net(6)	—	—	12,251	12,251
Stock-based compensation	—	—	53,904	53,904
Equity method loss	(281)	—	—	(281)
Operating loss	$(173,034)	$(22,108)	$(187,781)	$(382,923)
Interest expense, net				(128,373)
Other, net(3)				8,432
Equity method loss				(281)
Provision for income taxes				(2,100)
Loss from continuing operations				$(505,245)

	Six Months Ended June 30, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(262,247)	$(35,866)	$(81,566)	$(379,679)
Less:
Equity method loss	(1,185)	—	—	(1,185)
Acquisition-related amortization(2a)	—	—	33,310	33,310
Restructuring and other costs(4)	—	—	73,282	73,282
Acquisition-related costs(5)	—	—	22,200	22,200
Litigation costs, net(6)	—	—	1,856	1,856
Stock-based compensation	—	—	26,339	26,339
Operating loss	$(261,062)	$(35,866)	$(238,553)	$(535,481)

Adjusted EBITDA	$(131,506)	$(12,906)	$(78,762)	$(223,174)
Less:
Depreciation and amortization of property and equipment(2b)	114,001	20,736	2,804	137,541
Amortization of capitalized implementation costs(2c)	16,740	2,224	—	18,964
Acquisition-related amortization(2a)	—	—	33,310	33,310
Restructuring and other costs(4)	—	—	73,282	73,282
Acquisition-related costs(5)	—	—	22,200	22,200
Litigation costs, net(6)	—	—	1,856	1,856
Stock-based compensation	—	—	26,339	26,339
Equity method loss	(1,185)	—	—	(1,185)
Operating loss	$(261,062)	$(35,866)	$(238,553)	$(535,481)
Interest expense, net				(93,373)
Other, net(3)				(53,584)
Equity method loss				(1,185)
Benefit for income taxes				31,883
Loss from continuing operations				$(651,740)

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, Net Debt / LTM Adjusted EBITDA and ratios based on these financial measures. As a result of the strategic realignment in the third quarter of 2020, we have separated our technology costs from cost of revenue and moved certain expenses previously classified as cost of revenue to selling, general and administrative to provide increased visibility to our technology costs for analytical and decision-making purposes and to align costs with the current leadership and operational organizational structure.

We define Adjusted Operating Loss as operating loss adjusted for equity method income (loss), acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss as net loss attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income (loss) attributable to noncontrolling interests, preferred stock dividends, impairment and related charges, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as Loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, restructuring and other costs, interest expense, net, other, net, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining (benefit) provision for income taxes. We have revised our calculation of Adjusted EBITDA to no longer exclude the amortization of upfront incentive consideration in all periods presented.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash (used in) provided by operating activities less cash used in additions to property and equipment.

We define Net Debt / LTM Adjusted EBITDA as the face value of total debt outstanding less cash divided by the last twelve months Adjusted EBITDA.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. The Net Debt / LTM Adjusted EBITDA leverage ratio is used to evaluate our ability to service debt obligations as it provides an indication of our ability to pay down current debt levels given recent operational results. We also believe that Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS and Net Debt / LTM Adjusted EBITDA assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, Net Debt / LTM Adjusted EBITDA and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;

•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Other, net includes a $4 million pension settlement charge recorded in the second quarter of 2021, a $15 million gain on sale of equity securities during the first quarter of 2021, and a $46 million charge related to termination payments incurred in the first quarter of 2020 in connection with the now-terminated acquisition of Farelogix Inc. ("Farelogix"). In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(4)Restructuring and other costs represents charges, and adjustments to those charges, associated with business restructuring and associated changes as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(5)Acquisition-related costs represent fees and expenses incurred associated with the now-terminated agreement to acquire Farelogix.

(6)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.